EXHIBIT 99.1

Date:	August 2, 2006

Media Contact:	William H. Galligan	816/983-1551
William.h.galligan@kcsr.com
Strong Revenues and Improved Operations
Highlight Kansas City Southern’s Second Quarter Earnings
Second Quarter Highlights
•	EPS improved to $0.26 with an improved consolidated operating ratio of 81.2%. The second quarter operating ratio reflects a 3.0 point improvement compared with the first quarter 2006.

•	Revenues increased 8.4% to $413.1 million compared with second quarter 2005. Operating expenses decreased slightly compared with the prior year, exclusive of one-time charges a year ago.

•	Continued focus on improving yields on low margin business and a strong pricing environment contributed to ongoing improvements in revenue per car.

•	Operating income was $77.5 million compared with an $8.3 million loss in the prior year. Operating income for second quarter 2005 was $43.1 million, exclusive of the one-time charges.
Second Quarter 2005
Kansas City, MO. Kansas City Southern (KCS or Company) (NYSE:KSU) today reported consolidated revenues of $413.1 million for second quarter 2006 compared with $381.1 million in 2005. The 8.4% increase in revenue was primarily driven by pricing, increased fuel surcharges, consistent with increases in the cost of fuel, and volume increases in coal and chemical and petroleum products.
Operating expenses of $335.6 million were $53.8 million, or 13.8%, lower compared with the prior year’s second quarter total. Second quarter 2005 operating expenses included a non-cash,

pre-tax charge of $35.6 million related to the accounting for deferred profit sharing in Mexico, and $15.8 million of charges related to the acquisition of TFM, S.A. de C.V. (now Kansas City Southern de Mexico, or KCSM).
Second quarter 2006 operating income was $77.5 million, which compares favorably with $43.1 million the prior year, excluding the second quarter 2005 one-time charges. In addition to higher revenues, the improvement in operating income was driven by operating expense reductions including casualties ($7.4 million), purchased services ($5.6 million) and equipment ($0.6 million).
Net income available to common shareholders for the second quarter 2006 was $19.2 million, or $0.26 per share, compared with a net loss of $27.3 million, or $(0.33) per share the previous year. Net income for second quarter 2005, exclusive of one-time charges, was $1.0 million, or $0.01 per share.
Comments from the Chairman
“Stronger second quarter earnings and improved operations demonstrate the continued progress KCS is making toward integrating its U.S. and Mexican rail operations,” stated Chairman and Chief Executive Officer Michael R. Haverty. “We expect our financial performance to continue to improve throughout the second half of 2006 for a number of reasons.
•	Further improvement in the coordination of the combined rail system, bolstered by the expanded utilization of MCS, the Company’s transportation software, which was installed successfully at KCSM in July of this year.

•	Strong revenue growth reflecting continued focus on yield management and the value-recognition of KCS’ long haul freight transportation services.

•	Strengthened executive management team highlighted by this year’s additions of Jose Zozaya, KCSM’s president and executive representative; Patrick Ottensmeyer, executive vice president and chief financial officer; and Daniel Avramovich, executive vice president and chief marketing officer.

•	Ongoing integration of shared services for U.S. and Mexico operations providing additional cost saving opportunities for the consolidated system.
“During the second quarter, KCS marked the 10th anniversary of the start-up of the Mexican rail franchise and the first full year of our control of KCSM. We are proud of what has been accomplished to date and our expectations for future growth far exceed the internal projections we made a decade ago.”
Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding includes KCSR, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico.
This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and the “Cautionary Information” sections of the Company’s Form 10-K for the year ended December 31, 2005, filed by the Company with the Securities and Exchange Commission (SEC) (Commission file no. 1-4717). The Company will not update any forward-looking statements in this press release to reflect future events or developments.

KANSAS CITY SOUTHERN
INCOME STATEMENT
(Dollars in millions except per share data)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
Revenues	$413.1	$381.1	$801.5	$579.3

Operating expenses
Compensation and benefits	93.0	93.4	187.0	154.7
Fuel	63.1	56.5	121.4	83.0
Purchased services	52.4	56.6	107.3	76.4
Equipment costs	39.3	41.5	84.0	58.6
Depreciation and amortization	36.8	40.4	75.2	54.7
Casualties and insurance	15.5	22.0	28.1	34.7
KCSM employees’ statutory profit sharing	4.6	38.7	5.6	38.7
Other	30.9	40.3	54.1	62.0

Total operating expenses	335.6	389.4	662.7	562.8

Operating income (loss)	77.5	(8.3)	138.8	16.5

Equity in net earnings (loss) of unconsolidated affiliates
Grupo TFM, S.A. de C.V.	—	—	—	(1.0)
Other	2.0	1.5	2.5	0.4
Interest expense	(40.6)	(38.7)	(81.2)	(51.0)
Debt retirement costs	(2.2)	(3.9)	(2.2)	(3.9)
Exchange gain (loss)	(7.0)	4.3	(11.2)	4.3
Other income and expense	2.9	3.8	5.8	7.1

Income before income taxes and minority interest	32.6	(41.3)	52.5	(27.6)
Income tax provision	8.5	1.6	15.5	7.2

Income before minority interest	24.1	(42.9)	37.0	(34.8)
Minority interest	—	(17.8)	—	(17.8)

Net income	24.1	(25.1)	37.0	(17.0)
Preferred stock dividends	4.9	2.2	9.8	4.4

Net income (loss) available to common shareholders	$19.2	$(27.3)	$27.2	$(21.4)

Per Share Data
Earnings (loss) per common share — basic	$0.26	$(0.33)	$0.37	$(0.29)

Earnings (loss) per share — diluted	$0.24	$(0.33)	$0.36	$(0.29)

Weighted average Common shares outstanding (in thousands)
Basic	74,464	81,707	73,661	72,604
Potential dilutive Common shares	18,088		16,355

Diluted	92,552	81,707	90,016	72,604

Kansas City Southern
Carloadings By Commodity – Second Quarter 2006
(Dollars in Thousands)

Carloadings				Revenue

Second Quarter		%		Second Quarter		%
2006	2005	Change		2006	2005	Change
			Coal
60,631	51,032	18.8%	Unit Coal	$32,337.4	$26,651.0	21.3%
1,109	746	48.7%	Other Coal	755.1	348.0	117.0%

61,740	51,778	19.2%	Total	33,092.5	26,999.0	22.6%

			Paper & Forest Products
32,396	34,140	-5.1%	Pulp/Paper	38,354.6	33,492.5	14.5%
6,597	7,800	-15.4%	Scrap Paper	6,677.3	7,321.5	-8.8%
5,597	8,384	-33.2%	Pulpwood/Logs/Chips	3,827.5	5,478.0	-30.1%
7,663	8,726	-12.2%	Lumber/Plywood	10,048.1	10,063.0	-0.1%
29,544	30,715	-3.8%	Metal/Scrap	31,979.7	27,690.2	15.5%
15,278	19,046	-19.8%	Military/Other Carloads	21,014.9	17,802.8	18.0%

97,075	108,811	-10.8%	Total	111,902.1	101,848.0	9.9%

			Chemical & Petroleum Products
3,674	3,350	9.7%	Agri Chemicals	4,329.7	3,054.0	41.8%
27,486	26,353	4.3%	Petroleum	27,734.7	21,554.0	28.7%
12,335	11,872	3.9%	Plastics	19,290.4	17,651.0	9.3%
23,670	24,751	-4.4%	Other	30,801.1	26,457.2	16.4%

67,165	66,326	1.3%	Total	82,155.9	68,716.2	19.6%

			Agriculture & Minerals
38,353	38,386	-0.1%	Grain	49,194.5	44,004.4	11.8%
21,166	22,894	-7.5%	Food Products	29,447.5	28,488.0	3.4%
14,300	16,469	-13.2%	Ores and Minerals	11,823.0	11,415.0	3.6%
19,414	21,174	-8.3%	Stone, Clay & Glass	16,141.6	15,730.0	2.6%

93,233	98,923	-5.8%	Total	106,606.6	99,637.4	7.0%

			Intermodal & Automotive
25,052	33,346	-24.9%	Automotive	24,655.7	33,796.4	-27.0%
135,143	143,648	-5.9%	Intermodal	32,906.8	34,010.2	-3.2%

160,195	176,994	-9.5%	Total	57,562.5	67,806.6	-15.1%

479,408	502,832	-4.7%	TOTAL FOR BUSINESS UNITS	391,319.6	365,007.2	7.2%
—	—		Other revenue	21,818.1	16,142.3	35.2%

479,408	502,832	-4.7%	TOTAL	$413,137.7	$381,149.5	8.4%

Kansas City Southern
Carloadings By Commodity – Year to Date June 30, 2006
(Dollars in Thousands)
(2005 Proforma for comparison purposes)

Carloadings				Revenue

Year to Date		%		Year to Date		%
2006	2005	Change		2006	2005	Change
			Coal
121,616	110,747	9.8%	Unit Coal	$64,349.4	$57,045.0	12.8%
2,218	1,465	51.4%	Other Coal	1,638.1	666.0	146.0%

123,834	112,212	10.4%	Total	65,987.5	57,711.0	14.3%

			Paper & Forest Products

66,151	67,457	-1.9%	Pulp/Paper	75,424.8	65,453.8	15.2%
13,142	15,336	-14.3%	Scrap Paper	13,394.1	14,184.8	-5.6%
11,556	17,838	-35.2%	Pulpwood/Logs/Chips	7,803.1	11,663.4	-33.1%
15,295	17,040	-10.2%	Lumber/Plywood	19,842.1	19,552.0	1.5%
60,815	62,879	-3.3%	Metal/Scrap	64,933.7	57,169.6	13.6%
30,826	32,642	-5.6%	Military/Other Carloads	42,006.2	30,003.5	40.0%

197,785	213,192	-7.2%	Total	223,404.0	198,027.1	12.8%

			Chemical & Petroleum Products
6,994	5,991	16.7%	Agri Chemicals	7,672.0	5,395.0	42.2%
52,683	53,845	-2.2%	Petroleum	51,516.2	44,434.0	15.9%
23,934	23,811	0.5%	Plastics	36,974.2	35,487.0	4.2%
46,802	49,189	-4.9%	Other	59,185.6	54,753.4	8.1%

130,413	132,836	-1.8%	Total	155,348.0	140,069.4	10.9%

			Agriculture & Minerals
73,360	78,515	-6.6%	Grain	90,589.9	88,131.8	2.8%
42,236	44,439	-5.0%	Food Products	58,079.2	54,314.0	6.9%
29,839	32,776	-9.0%	Ores and Minerals	24,429.3	23,117.0	5.7%
37,369	40,444	-7.6%	Stone, Clay & Glass	30,423.8	29,928.0	1.7%

182,804	196,174	-6.8%	Total	203,522.2	195,490.8	4.1%

			Intermodal & Automotive
52,202	62,187	-16.1%	Automotive	50,499.1	62,499.9	-19.2%
255,987	272,082	-5.9%	Intermodal	62,310.9	64,256.3	-3.0%

308,189	334,269	-7.8%	Total	112,810.0	126,756.2	-11.0%

943,025	988,683	-4.6%	TOTAL FOR BUSINESS UNITS	761,071.7	718,054.5	6.0%
—	—		Other revenue	40,479.0	30,677.7	31.9%

943,025	988,683	-4.6%	TOTAL	$801,550.7	$748,732.2	7.1%